EXHIBIT 1.2


                              HAT WORLD CORPORATION





                           EBI SECURITIES CORPORATION






                       REPRESENTATIVE'S WARRANT AGREEMENT


                            DATED AS OF _______, 1999

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                                TABLE OF CONTENTS


Section               Title                                          Page Number
-------               -----                                          -----------

1                     Definitions                                          1
2                     Warrants and Issuance of Warrant
                           Certificates                                    5
3                     Form of Warrant Certificate                          5
4                     Term of Warrants; Exercise of Warrants               6
5                     Reservation of Warrant Securities                    8
6                     Payment of Taxes                                     9
7                     Warrant Securities to be Fully Paid                  9
8                     Limitation on Transfer                               9
9                     Adjustment of Exercise Price and
                           Number of Shares                                9
10                    Merger or Consolidation of the Company               14
11                    Modification of Agreement                            14
12                    Notice to Holders                                    15
13                    Registration Rights                                  16
14                    Restrictions on Transfer                             20
15                    No Rights as Stockholder                             21
16                    Notices                                              21
17                    Arbitration                                          22
18                    Miscellaneous Provisions                             22

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                       REPRESENTATIVE'S WARRANT AGREEMENT


         THIS REPRESENTATIVE'S WARRANT AGREEMENT (the "Agreement"), dated as of __________________, 1999, is made and entered into by and between HAT WORLD CORPORATION, a Minnesota corporation (the "Company"), and EBI SECURITIES CORPORATION ("EBI").

         The Company agrees to issue and sell, and EBI agrees to purchase, for the price of $115, Warrants to purchase up to an aggregate 115,000 shares ("Shares") of the Company's Common Stock, subject to the terms and conditions set forth below.

         In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and EBI, for value received, hereby agree as follows:

         SECTION 1. DEFINITIONS

         The following terms used in this agreement shall have the following meanings (unless otherwise expressly provided herein).

         THE "ACT" The Securities Act of 1933, as amended.

         THE "COMMISSION" The United States Securities and Exchange Commission.

         THE "COMPANY" Hat World Corporation, a Minnesota corporation.

         "COMMON STOCK" The Common Stock, $.01 par value per share, of the Company, whether now or hereafter authorized, holders of which have the right to participate in the distribution of earnings and assets of the Company without limit as to the amount or percentage.

         "CURRENT MARKET PRICE" The Current Market Price shall be determined as follows:

                  (a) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the NASDAQ National Market System or the NASDAQ Small Cap Market, the Current Market Price shall be the average of the reported sale price of that security on such exchange or system for twenty (20) consecutive trading days commencing twenty-one
         (21) trading days before such Conversion Date as defined in Section 4.6(b); calculated; or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

                  (b) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Price shall be the last reported sale price of that security on the OTC Bulletin Board on the day for which the Current Market



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         Price is to be calculated; or if no such sale is made on such day, the average of the last reported highest bid and lowest asked prices quoted on the OTC Bulletin Board on the last business day on such day; or

                  (c) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Current Market Price shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection and arbitration procedure as described in Section 9.9 below.

         "EFFECTIVE DATE"________________, 1999.

         "EXERCISE DATE" 8:00 a.m. Denver, Colorado, local time, on ___________, 2004.

         "EXERCISE PERIOD" The period commencing on the Exercise Date and extending to and through the Expiration Date.

         "EXERCISE PRICE" $______________ per Share, as adjusted in accordance with Section 9, below.

         "EXPIRATION DATE" 5:00 p.m. Denver, Colorado, local time on __________, 2003; provided, however, if such date shall be a holiday or a day on which banks are authorized to close in the State of Colorado, the Expiration Date shall mean 5:00 p.m. Denver, Colorado, local time on the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.

         "HOLDER" or "WARRANT HOLDER" The person to whom a Warrant Certificate is issued, and any valid transferee thereof pursuant to Section 8 below.

         "MAJORITY HOLDER" Any Holder, any holder of Warrant Securities, or any combination of Holders and such holders of Warrant Securities; and any Warrant Holder, any holder of Warrant Securities, or any combination of such Holders and such holders of Warrant Securities, if they hold, in the aggregate, unexercised Warrants plus issued and outstanding Warrant Securities equal to more than fifty percent (50%) of the total of (i) all Warrant Securities issued and outstanding as a result of the exercise of the Warrant, and (ii) all Warrant Securities that may at that time be purchased by exercising the unexercised portion of the Warrants. For purposes hereof, a Holder of a Warrant which entitles the Holder to purchase more than one share or Warrant shall be deemed to hold Warrants equal to the number of shares or Warrants which may be acquired pursuant to any such Warrant.

         "NASD" The National Association of Securities Dealers, Inc.

         "NASDAQ" The Nasdaq Stock Market, Inc.


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         "WARRANTS" The Warrants issued in accordance with the terms of this
Agreement and any Warrants issued in substitution for or replacement of such Warrants, or any Warrants into which such Warrants may be divided or exchanged.

         "WARRANT SECURITIES" The Common Stock receivable upon exercise or conversion of a Warrant, and the Common Stock underlying the unexercised portion of a Warrant.

         "OTC BULLETIN BOARD" An electronic quotation medium operated by NASDAQ.

         "PUBLIC OFFERING" The public offering by the Company of shares of Common Stock pursuant to an underwriting agreement dated as of ________________, 1999, between the Company and EBI as Representative of the several Underwriters named in the underwriting agreement.

         "UNDERWRITER" A broker-dealer identified as an Underwriter in the Final Prospectus for the Public Offering.

         SECTION 2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES

         2.1 DESCRIPTION OF WARRANTS. Each Warrant shall initially entitle the Warrant Holder to purchase one share of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in Section 10. Warrant Certificates representing up to 115,000 Warrants and evidencing the right to purchase an aggregate of up to 115,000 shares of Common Stock of the Company shall be executed by the proper officers of the Company. The Company shall deliver Warrant Certificates in required whole number denominations to the person entitled thereto in connection with the original issuance of Warrant Certificates or any transfer or exchange permitted under this Agreement.

         2.2 WARRANT SECURITIES. Certificates representing the Warrant Securities shall be issued only on or after the Exercise Date upon exercise or conversion of the Warrants or upon transfer or exchange of the Warrant Securities following exercise of the Warrants.

         SECTION 3. FORM OF WARRANT CERTIFICATE

         3.1 FORM OF CERTIFICATES. The Warrant Certificates shall be substantially in the form attached hereto as Exhibit A and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement. The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

         3.2 EXECUTION OF CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its President and Secretary, by manual signatures thereon, and shall have imprinted thereon a facsimile of the Company's seal. Any Warrant Certificate may be signed by any person


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who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of this Agreement.

         3.3 MUTILATED, LOST, STOLEN, OR DESTROYED CERTIFICATE. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrant Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant Certificate or Certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         3.4 EXCHANGE OF CERTIFICATE. Any Warrant Certificate may be exchanged for another certificate or certificates entitling the Warrant Holder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrant Holder to purchase. Any Warrant Holder desiring to exchange a Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate as so requested.

         SECTION 4. TERM OF WARRANTS; EXERCISE OF WARRANT

         4.1 EXERCISE OF WARRANT. Subject to the terms of this Agreement, the Warrant Holder shall have the right, at any time during the four-year period commencing at 8:00 a.m., Denver Time, on the Exercise Date and ending at 5:00 p.m., Denver Time, on the Expiration Date to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrant Holder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof, duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares (unless fewer than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held by a Warrant Holder).

         4.2 PAYMENT OF EXERCISE PRICE. Except as otherwise provided in Section
4.6 hereof, payment of the aggregate Exercise Price shall be made in cash or by check, or any combination thereof.

         4.3 ISSUANCE OF SHARES. Subject to the provisions of Section 9, upon receipt of a Warrant Certificate with the exercise form thereon duly executed, together with payment in full of the Exercise Price for the Warrant Securities being purchased by such exercise, or upon exercise of the Conversion Right described in Section 4.6, the Company shall requisition from the Company's


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transfer agent certificates for Warrant Securities and upon receipt shall make delivery of certificates evidencing the total number of whole Warrant Securities for which Warrants are then being exercised or converted, together with cash as provided in Section 4.7 hereof in respect of any fractional Warrant Securities otherwise issuable upon such surrender. The certificates shall be in such names and denominations as are required for delivery to, or in accordance with the instructions of the Warrant Holder; provided that if fewer than all Warrant Securities issuable on exercise of a Warrant Certificate are purchased, the Company shall issue a Warrant Certificate for the balance of the Warrant Securities. Such certificates for the Warrant Securities shall be deemed to be issued, and the person to whom such Warrant Securities are issued of record shall be deemed to have become a holder of record of such Warrant Securities, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided further that if the books of the Company with respect to the Warrant Securities shall be closed as of such date, the certificates for such Warrant Securities shall be deemed to be issued, and the person to whom such Warrant Securities are issued of record shall be deemed to have become a record holder of such Warrant Securities, as of the date provided in Section 4.5 below, but at the Exercise Price and upon the other conditions in effect upon the date of surrender of the Warrant Certificate and payment of the Exercise Price, whichever shall have last occurred, to the Company.

         4.4 CANCELLATION OF CERTIFICATES. All Certificates surrendered upon exercise or conversion of Warrants shall be cancelled.

         4.5 STATUS AS SHAREHOLDER. Upon receipt of the Warrant Certificate by the Company as described in Sections 4.1 or 4.3 above, the Holder shall be deemed to be the holder of record of the Warrant Securities issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Warrant Securities may not have been prepared or actually delivered to the Holder.

         4.6 CONVERSION RIGHT. In addition to and without limiting the rights of the Holder under the terms of the Warrant Agreement, the Holder shall have the right (the "Conversion Right") during the Exercise Period to convert the Warrant evidenced by a certificate or any portion thereof into shares of Common Stock as provided in this Section 4.6 at any time or from time to time prior to its expiration.

                  (a) Upon exercise of the Conversion Right with respect to a particular number of shares of Common Stock (the "Converted Shares"), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of Converted Shares equal to the quotient obtained by dividing the Net Value (as hereinafter defined in this paragraph 4.6(a)) of the Converted Shares by the Current Market Price of a single Share, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Shares shall be determined by subtracting the aggregate Exercise Price of the Converted Shares from the aggregate Current Market Price of the Converted Shares on the Conversion Date. No fractional securities shall be issuable upon exercise of the Conversion Right, and if the number of securities to be issued in accordance with the foregoing formula is other


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         than a whole number, the Company shall pay to the Holder an amount in cash equal to the Current Market Price of the resulting fractional share as provided in Section 4.7.

                  (b) The Conversion Right may be exercised by the Holder by the surrender of the Warrant Certificate at the principal office of the Company or at the office of the Company's stock transfer agent, if any, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares of Common Stock subject to the Warrants which are being surrendered (referred to in subparagraph 4(a) above as the Converted Shares), on the reverse side of the Warrant Certificate, in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant Certificate, or on such later date as is specified therein (the "Conversion Date"), but not later than the Expiration Date. Certificates for the Converted Shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional Converted Share and, in the case of a partial exercise a new Warrant evidencing the Warrant Securities remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within seven (7) days following the Conversion Date.

         4.7 FRACTIONAL SHARES. On exercise of the Warrants by the Warrant Holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that the Company shall purchase such fraction for an amount in cash equal to the Current Market Price of such fraction, computed on the trading day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Share or to receive any fractional share of securities upon exercise of a Warrant, except as expressly provided in this Section 4.7.

         SECTION 5. RESERVATION OF WARRANT SECURITIES

         There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 4.7.


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         SECTION 6. PAYMENT OF TAXES

         The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the Warrant Securities and any tax (except federal or state income tax) which may be payable in respect of any transfer of the Warrants or the Warrant Securities.

         SECTION 7. WARRANT SECURITIES TO BE FULLY PAID

         The Company covenants that all Warrant Securities that may be issued and delivered to a Holder of this Warrant upon the exercise of a Warrant and payment of the Exercise Price, and all Converted Shares that may be issued and delivered to a Holder upon a conversion of a Warrant, will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

         SECTION 8. LIMITATION ON TRANSFER

         This Warrant may not be sold, transferred, assigned, pledged or hypothecated until the Exercise Date, except for (a) the sale, transfer, or assignment, in whole or in part, to or among the officers of EBI and employees who are also shareholders of EBI or, (b) the transfer by will, pursuant to the laws of descent and distribution or operation of law as a result of the death of any transferee to whom all or a portion of this Warrant may be transferred. All sales, transfers, assignments or hypothecations of this Warrant must be in compliance with this Section 8. Any assignment or transfer of this Warrant shall be made by the presentation and surrender of this Warrant to the Company at its principal office or the office of its transfer agent, if any, accompanied by a duly executed Assignment Form, in the form attached to and by this reference incorporated in this Warrant as Exhibit B. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, containing the same terms and conditions as this Warrant, in the name of the new Holder or Holders as named in the Assignment Form, and this Warrant shall at that time be canceled.

         SECTION 9. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES

         9.1. ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution to its stockholders in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, (iv) allocate or reallocate among stockholders its Common Stock as a result of a reclassification as provided under Section 9.1(b), or (v) issue by reclassification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of Shares or other securities of the


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         Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 9.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) If, prior to the expiration of the Warrants by exercise, by their terms, or by redemption, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding shares of Common Stock into shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization, allocation, reallocation or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any Warrant Holder shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the Warrant Securities theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Securities theretofore purchasable on exercise of the Warrant had such reclassification, recapitalization, allocation, reallocation or conveyance not taken place; and in any such event, the rights of any Warrant Holder to any adjustment in the number of Warrant Securities purchasable on exercise of such Warrant, as set forth above, shall continue to be preserved in respect of any stock, securities or assets which the Warrant Holder becomes entitled to purchase.

                  (c) In case the Company shall issue rights, options, warrants, or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price, the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants, or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants, or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of stockholders entitled to receive such rights, options, warrants, or convertible securities.

                  (d) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants, or convertible securities containing


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         the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 9.1(b) above), then in each case the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, the numerator of which shall be the then Current Market Price on the date of such distribution, and the denominator of which shall be such Current Market Price on such date minus the then fair value (as determined by the Company's independent public accountants qualifying under Section 9.6 or if determined by the Company as reviewed by such independent public accountants) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants, or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (e) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 9.1(e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                  (f) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

                  (g) Whenever the number of Shares purchasable upon exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrant Holder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  (h) For the purpose of this subsection 9.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this
         Section 9, the Warrant Holder shall become entitled to purchase any securities of the Company other than Common Stock, (y) if the


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         Warrant Holder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities; and (z) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 9.

                  (i) Upon the expiration of any rights, options, warrants, or conversion privileges, if such shall have not been exercised, the number of Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion privileges, and (ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion rights.

         9.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 9.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise or conversion of the Warrants.

         9.3 NO ADJUSTMENT IN CERTAIN CASES. No adjustments shall be made pursuant to Section 9 hereof in connection with the issuance of the Common Stock sold as part of the public sale pursuant to the Underwriting Agreement or the issuance of shares of Common Stock upon exercise of the Warrants. No adjustments shall be made pursuant to Section 9 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares of Common Stock under the Company's director or employee benefit plans disclosed in the Registration Statement relating to the Public Offering.

         9.4 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Holder an agreement that the Warrant Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Warrants been


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


exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants, its Warrants which entitle the holder thereof to purchase upon their exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 9.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 9 hereof. The provisions of this subsection 9.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

         9.5 PAR VALUE OF SHARES OF COMMON STOCK. Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Share below the par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

         9.6 INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 9.

         9.7 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement and shall automatically be deemed to include the number of securities as so adjusted even though not stated on such Warrant Certificates. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

         9.8 TREASURY STOCK. For purposes of this Section 9, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

         9.9 OFFICERS' CERTIFICATE REGARDING ADJUSTMENTS. Whenever the Exercise Price or the aggregate number of Warrant Securities purchasable pursuant to this Warrant shall be adjusted as required by the provisions of this Section 9, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant. Each such officers' certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Warrant. If the officers' certificate is not accompanied by the certificate described in Section 9.1, the officers' certificate described in this Section 9.9 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of this Warrant delivers written notice to the Company of an objection to the adjustment within thirty (30) days after the officers' certificate is delivered to the Holder or Holders of this Warrant. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 17 below. Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

         SECTION 10. MERGER OR CONSOLIDATION OF THE COMPANY

         The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless it has complied with the provisions of Section 9.4.

         SECTION 11. MODIFICATION OF AGREEMENT.

         The Company may by supplemental agreement make any changes or corrections in this Agreement it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained. Additionally, the Company may make any changes or corrections deemed necessary which shall not adversely affect the interests of the Holders, which adverse affects to the interests of the Holders would not include either the lowering the Exercise Price or extending the Exercise Period of the Warrants; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Holders who hold not less than a majority of the Warrants then outstanding and provided further that no such amendment shall accelerate the Warrant Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants.

         SECTION 12. NOTICE TO HOLDERS

         If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

                  (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

                  (ii) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

                  (iii) any reclassification, reorganization, allocation, reallocation or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

                  (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (v) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least thirty (30) days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

         (a)      the purpose for which a record of stockholders is to be taken;

         (b) the number, amount, price and nature of the shares of Common Stock or other stock, securities, or assets which will be deliverable on Warrant Securities following exercise of the Warrants if such exercise occurs prior to the record date for such action;

         (c) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

         (d) the date on which such reclassification, reorganization, allocation, reallocation, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, allocation, reallocation, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

         (e) if any matters referred to in the foregoing clauses are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

         SECTION 13. REGISTRATION RIGHTS

         13.1 DEMAND REGISTRATION RIGHT. Upon the written request of a Majority Holder, made at any time after the Exercise Date, but before the Expiration Date, the Company shall file within ninety (90) days of such written request a registration statement or Regulation A offering statement pursuant to the Act, and all necessary amendments thereto, to register or qualify the Warrant, Warrant Securities and the Warrant Securities underlying the unexercised portion of this Warrant. The Company may use the Regulation A exemption if available, but the Company must file a registration statement if the securities that are to be covered cannot be sold pursuant to Regulation A because of the limitations applicable to the use of the Regulation A exemption. The Company agrees to use its best efforts to cause this registration or qualification to become effective as promptly as practicable and to keep such registration effective for a period expiring on the earlier of one hundred eighty (180) days after the Effective Date or the date of completion of the distribution described in the Registration Statement; and its officers, directors, consultants, auditors and counsel shall cooperate in all matters necessary or advisable to pursue this objective. All of the expenses of this registration or qualification shall be borne by the Company, including, but not limited to, legal, accounting, consulting, printing, filing and NASD fees, out-of-pocket expenses incurred by counsel, accountants, and consultants retained by the Company and miscellaneous expenses directly related to the registration statement or offering statement and the offering, and the underwriter's accountable and nonaccountable expense allowances and fees; but the Company shall not pay any expense allowance, brokerage fees, commissions or underwriting discounts except to the extent they are attributable to other securities that the Company has registered or qualified in conjunction with the registration and qualification of the Warrant, Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant. Notwithstanding the foregoing, if, as a qualification of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in the offering, it is required that offering expenses be allocated in a manner different from that provided above, then the offering expenses shall be allocated in whatever manner is most nearly in compliance with the provisions set out above. The Majority Holder shall be entitled to exercise the rights described in this subsection 13.1 one (1) time only.

         Within ten (10) days after the delivery by the Majority Holder to the Company of the notice described above, the Company shall deliver written notice to all other Holders of this Warrant and holders of the Warrant Securities, if any, advising them that the Company is proceeding with a registration statement or offering statement and offering them the right to include the Warrant and Warrant Securities of those Holders or holders therein. If any Holder of a Warrant and Warrant Securities delivers written acceptance of that offer to the Company within thirty (30) days after the delivery of the Company's notice, the Company shall be obligated to include that holder's Warrant and that holder's Warrant Securities in the contemplated registration statement or offering statement.

         13.2 PIGGY-BACK REGISTRATION RIGHT. If at any time prior to the Expiration Date the Company files a registration statement with the Commission pursuant to the Act, or pursuant to any other act passed after the date of this Agreement, which filing provides for the sale of securities by the Company to the public, or files a Regulation A offering statement under the Act, the Company shall offer to the Holder or Holders of this Warrant and the holders of any Warrant Securities the opportunity to register or qualify the Warrant Securities and any Warrant Securities underlying the unexercised portion of this Warrant, if any, at the Company's sole expense, regardless of whether the Holder or Holders of this Warrant or the holders of Warrant Securities or both may have previously availed themselves of any of the registration rights described in this Section 13; provided, however, that in the case of a Regulation A offering, the opportunity to qualify shall be limited to the amount of the available exemption after taking into account the securities that the Company wishes to qualify. Notwithstanding anything to the contrary, this subsection 13.2 shall not be applicable to a registration statement registering securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Act or for which a form S-4 registration statement could be used.

         The Company shall deliver written notice to the Holder or Holders of this Warrant and to any holders of the Warrant Securities of its intention to file a registration statement or Regulation A offering statement under the Act at least sixty (60) days prior to the filing of such registration statement or offering statement, and the Holder or Holders and holders of Warrant Securities shall have thirty (30) days thereafter to request in writing that the Company register or qualify the Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant in accordance with this subsection 13.2. Upon the delivery of such a written request within the specified time, the Company shall be obligated to include in its contemplated registration statement or offering statement all information necessary or advisable to register or qualify the Warrant Securities or Warrant Securities underlying the unexercised portion of this Warrant for a public offering, if the Company does file the contemplated registration statement or offering statement; provided, however, that neither the delivery of the notice by the Company nor the delivery of a request by a Holder or by a holder of Warrant Securities shall in any way obligate the Company to file a registration statement or offering statement. Furthermore, notwithstanding the filing of a registration statement or offering statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement or offering statement relates, other than the Warrant, Warrant Securities and Warrant Securities underlying the unexercised portion of this Warrant. Notwithstanding the foregoing, if, as a qualification of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in the offering, it is required that offering expenses be allocated in a manner different from that provided above, then the offering expenses shall be allocated in whatever manner is most nearly in compliance with the provisions set out above. The Company shall comply with the requirements to this subsection
13.2 and the related requirements of subsection 13.7 at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Company, and miscellaneous expenses directly related to the registration statement or offering statement and the offering. However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the Warrant, Warrant Securities and the Warrant Securities underlying the unexercised portion of this Warrant, all of which expenses shall be borne by the Holder or Holders of this Warrant and the holders of the Warrant Securities registered or qualified.

         13.3 INCLUSION OF INFORMATION. In the event that the Company registers or qualifies the Warrant, Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant pursuant to subsections 13.1 or 13.2 above, the Company shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant. As used in subsections 13.1 and 13.2 above, reference to the Company's securities shall include, but not be limited to, any class or type of the Company's securities or the securities of any of the Company's subsidiaries or affiliates.

         13.4 REGISTRATION STATEMENT FILED BY HOLDER. In addition to the registration rights described in subsections 13.1 and 13.2 above, upon the written request of any Majority Holder, the Company, as promptly as possible after delivery of such request, shall cooperate with the requesting Majority Holder or holders in preparing and signing any registration statement or offering statement that the Holder or holders may desire to file in order to sell or transfer the Warrant and Warrant Securities. Within ten (10) days after the delivery of the written request described above, the Company shall deliver written notice to all other Holders of this Warrant and holders of Warrant Securities, if any, advising them that the Company is proceeding with a registration statement or offering statement and that their Warrant and Warrant Securities will be included therein if they so desire and agree to pay their pro rata share of the cost of registration or qualification and provided that the Holder or holder delivers written notice to the Company of their desire to be included and their agreement to pay their pro rata share of the cost within thirty (30) days after the delivery of the Company's notice to them. The Company will supply all information necessary or advisable for any such registration statements or offering statements; provided, however, that all the costs and expenses of such registration statements or offering statements shall be borne, in a manner proportionate to the number of securities for which they indicate a desire to register, by the Holders of this Warrant and the holders of Warrant Securities who seek the registration or qualification of their Warrant, Warrant Securities or Warrant Securities underlying the unexercised portion of their Warrant. In determining the amount of costs and expenses to be borne by those Holders or holders, the only costs and expenses of the Company to be included are the additional costs and expenses that would not have otherwise been incurred by the Company if those Holders or holders had not desired to file a registration statement or offering statement. As an example, and without limitation, audit fees would not be charged to those Holders or holders if or to the extent that the Company would have incurred the same audit fees for its year-end or other use in the absence of the registration statement or offering statement. The Holders or holders responsible for the costs and expenses shall reimburse the Company for those reimbursable costs and expenses reasonably incurred by the Company within thirty (30) days after the initial effective date of the registration statement or qualification at issue.

         13.5 PAYMENT OF EXERCISE PRICE FROM PROCEEDS. In the event that any such registration statement is utilized for a public offering of any of the shares of Common Stock or other securities to be received upon exercise of the Warrants pursuant to this Section 13, the Warrant Holder may elect to pay the Exercise Price of the Warrants to the Company out of the proceeds of the sale of the shares of Common Stock or such other securities pursuant to the registration statement concurrently with the closing of such sale of such shares or securities; provided that if such sale is not closed within ninety (90) days of the effective date of such registration statement, then the Warrant Holder shall be obligated to pay the Exercise Price of the Warrants to the Company on such ninetieth (90th) day.

         13.6 CONDITION OF COMPANY'S OBLIGATIONS. As to each registration statement or offering statement, the Company's obligations contained in this
Section 13 shall be conditioned upon a timely receipt by the Company in writing of the following:

                  (a) Information as to the terms of the contemplated public offering furnished by and on behalf of each Holder or holder intending to make a public distribution of the Warrant Securities or Warrant Securities underlying the unexercised portion of the Warrant; and

                  (b) Such other information as the Company may reasonably require from such Holders or holders, or any underwriter for any of them, for inclusion in the registration statement or offering statement.

         13.7 ADDITIONAL REQUIREMENTS. In each instance in which the Company shall take any action to register or qualify the Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant, if any, pursuant to this Section 13, the Company shall do the following:

                  (a) supply to EBI, as the representative of the Holders of the Warrant and the holders of Warrant Securities whose Warrant Securities are being registered or qualified, two (2) manually signed copies of each registration statement or offering statement, and all amendments thereto, and a reasonable number of copies of the preliminary, final or other prospectus or offering circular, all prepared in conformity with the requirements of the Act and the rules and regulations promulgated thereunder, and such other documents as EBI shall reasonably request;

                  (b) cooperate with respect to (i) all necessary or advisable actions relating to the preparation and the filing of any registration statements or offering statements, and all amendments thereto, arising from the provisions of this Section 13, (ii) all reasonable efforts to establish an exemption from the provisions of the Act or any other federal or state securities statutes, (iii) all necessary or advisable actions to register or qualify the public offering at issue pursuant to federal securities statutes and the state "blue sky" securities statutes of each jurisdiction that the Holders of the Warrant or holders of Warrant Securities shall reasonably request, and (iv) all other necessary or advisable actions to enable the Holders of the Warrant Securities to complete the contemplated disposition of their securities in each reasonably requested jurisdiction; and

                  (c) keep all registration statements or offering statements to which this Section 13 applies, and all amendments thereto, effective under the Act for a period of at least one hundred eighty (180) days after their initial effective date and cooperate with respect to all necessary or advisable actions to permit the completion of the public sale or other disposition of the securities subject to a registration statement or offering statement.

         13.8 RECIPROCAL INDEMNIFICATION. In each instance in which pursuant to this Section 13 the Company shall take any action to register or qualify the Securities or the Warrant Securities underlying the unexercised portion of this Warrant, prior to the effective date of any registration statement or offering statement, the Company and each Holder or holder of Warrants or Warrant Securities being registered or qualified shall enter into reciprocal indemnification and contribution agreements, in the form customarily used by reputable investment bankers with respect to public offerings of securities.

         13.9 EBI AS REPRESENTATIVE. For purposes of subsection 13.6 (a) above, by the receipt of this Warrant or any Warrant Securities, all Holders and all holders of Warrant Securities acknowledge and agree that EBI is and shall be their representative.

         13.10 SURVIVAL. The Company's obligations described in this Section 13 shall continue in full force and effect regardless of the exercise, surrender, cancellation or expiration of this Warrant.

         SECTION 14. RESTRICTIONS ON TRANSFER

         14.1 RESTRICTIONS ON TRANSFER. This Warrant, the Warrant Securities, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws. The Warrant Holder agrees that prior to making any disposition of the Warrants, to the persons as provided in Section 8, the Warrant Holder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrant Holder that in the opinion of counsel reasonably satisfactory to the Warrant Holder a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by the Commission.

         14.2 RESTRICTIVE LEGEND. The Company may cause substantially the following legends, or their equivalents, to be set forth on each certificate representing the Warrants, the Warrant Securities, or any other security issued or issuable upon exercise or conversion of a Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Act:

                  (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED."

                  (b) Any legend required by applicable state securities laws.

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act, or the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

         SECTION 15. NO RIGHTS AS STOCKHOLDER

         Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrant Holder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect to any meeting of stockholders for the election of directors of the Company or any other matter. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company.

         SECTION 16. NOTICES

         16.1 THE COMPANY. All notices, demands, claims, elections, opinions, requests or other communications hereunder (however characterized or described) shall be in writing and shall be deemed duly given or made if (and then two (2) business days after) sent by registered or certified mail, return receipt requested, postage prepaid and addressed to, in the case of the Company as follows:

              Hat World Corporation
              4912 South Minnesota Avenue
              Sioux Falls, South Dakota 57108
              Attention: George N. Berger, Chairman of the Board

         16.2 THE WARRANT HOLDERS. Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Company.

         16.3 EFFECTIVENESS OF NOTICE. The Company may send any notice, demand, claim, election, opinion, request or communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, demand, claim, election, opinion, request or other communication shall be deemed to have been duly given or made unless and until it actually is received by the intended recipient. The Company may change the address to which notices, demands, claims, elections, opinions, requests and other communications hereunder are to be delivered by giving the Warrant Holders notice in the manner herein set forth.

         SECTION 17. ARBITRATION

         The Company and the Holder, and by receipt of a Certificate or any Warrant Securities, all subsequent Holders or holders of Warrant Securities, agree to submit all controversies, claims, disputes and matters of difference with respect to this Agreement and the Certificates, including, without limitation, the application of this Section 17, to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Colorado courts of general jurisdiction or any other provisions of Colorado law then in force, those Colorado rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Colorado. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

         SECTION 18. MISCELLANEOUS PROVISIONS

         18.1 PERSONS BENEFITING. This Agreement shall be binding upon and inure to the benefit of the Company; the Holders, and their respective successors and assigns. By his acceptance of a Warrant Certificate, the Holder accepts and agrees to comply with all of the terms and provisions of this Agreement. Nothing in this Agreement is intended or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

         18.2 SEVERABILITY. If any term contained herein shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other term, which shall otherwise remain in full force and effect, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         18.3 TERMINATION. This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants shall have been exercised or redeemed; except that the exercise of a Warrant in full on the Expiration Date shall not terminate the provisions of this Agreement as it relates to holders of Warrant Securities.

         18.4 GOVERNING LAW. These terms and each Certificate issued hereunder shall be deemed to be a contract under the laws of the State of Minnesota and for all purposes shall be construed in accordance with the laws of said state without giving effect to conflicts of laws provisions of such state.

         18.5 AGREEMENT AVAILABLE TO HOLDERS. A copy of these terms shall be available at all reasonable times at the office of the Company for inspection by any Holder. As a condition of such inspection, the Company may require any Holder to submit a Certificate held of record for inspection.

         18.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute one and the same instrument.

         18.7 FAILURE TO PERFORM. If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

         18.8 PARAGRAPH HEADINGS. Paragraph headings used in this Warrant Agreement are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Agreement. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                      HAT WORLD CORPORATION




                                      By:
                                         ---------------------------------------
                                         George N. Berger, Chairman of the Board




                                      EBI SECURITIES CORPORATION


                                      By:
                                         ---------------------------------------

                                    EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

                     Warrant Certificate No. ______________

                      REPRESENTATIVE'S OPTIONS TO PURCHASE
                       ____________ SHARES OF COMMON STOCK

                              HAT WORLD CORPORATION


                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF MINNESOTA


         This Warrant Certificate certifies that _____________________ or registered assigns (the "Holder") is the registered owner of the above-indicated number of Warrants ("Warrants") expiring at 5:00 p.m. Denver, Colorado local time, on ______________, 2004 (the "Expiration Date"). Each Warrant entitles the Holder to purchase from Hat World Corporation (the "Company") a Minnesota corporation, at any time during the period commencing at 8:00 a.m., Denver, Colorado local time, on _________________, 2000, and expiring on the Expiration Date, one fully paid and non-assessable share of Common Stock of the Company at a purchase price per Share of $___________ (the "Exercise Price"), upon surrender of this Certificate, with the exercise form hereon duly completed and executed, with payment of the Exercise Price, at the principal office of the Company, but only subject to the conditions set forth herein and in the Representative's Warrant Agreement between the Company and EBI Securities Corporation, dated _______________, 1999 (the "Warrant Agreement"). In addition, the Holder has the right to convert Warrants evidenced by this Certificate into shares of Common Stock as provided in Section 4.6 of the Warrant Agreement. The Exercise Price, the Expiration Date, and the number of shares of Common Stock of the Company purchasable upon exercise of the Warrants evidenced hereby shall be subject to adjustment from time to time as set forth in the Warrant Agreement. Reference is hereby made to the other provisions of the Warrant Agreement, all of which are hereby incorporated by reference herein and made a part of this Certificate and which shall for all purposes have the same effect as though fully set forth at this place.

         Upon due presentment for registration of transfer of this Certificate at the office of the Company a new Certificate or Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the Warrant Agreement, shall be issued to the transferee in exchange for this Certificate, subject to the limitations provided in the Warrant Agreement.

         The Holder of the Warrants evidenced by this Certificate may exercise or convert all or any whole number of such Warrants in the manner stated hereon and in the Warrant Agreement. The Exercise Price shall be payable in lawful money of the United States of America in cash or by certified or cashier's check or bank draft payable to the order of the Company. Upon any partial exercise or conversion of the Warrants evidenced hereby, there shall be signed and issued to the Warrant Holder a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants evidenced hereby shall not have been exercised or converted. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Common Stock as evidenced by the Warrant or so exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

         This Warrant Certificate does not entitle any Warrant Holder to any of the rights of a stockholder of the Company.


                                      HAT WORLD CORPORATION



                                      By:
                                         ---------------------------------------

Dated:
      ---------------------------


[Seal]


Attest:
      ---------------------------
               Secretary

                               NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase shares of Common Stock ("Shares").

         The undersigned Holder of a Warrant hereby

                  (a) irrevocably elects to exercise the Warrant to the extent of purchasing ____________ Shares;

                  (b) makes payment in full of the aggregate Exercise Price for those Shares in the amount of $___________ the delivery of certified funds or a bank cashier's check in the amount of $____________;

                  (c) requests that certificates evidencing the securities underlying such Shares be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:





         (Name and address of person other than the undersigned in whose name Shares are to be registered)

                  (d) requests, if the number of Shares purchased are not all the Shares purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.

Dated:
      ---------------------------      -----------------------------------------
                                                     Signature
                                       (This signature must conform in all
                                       respects to the name of the Holder as
                                       specified on the face of the Warrant.)

Social Security Number                 Printed Name:
or Employer ID No.                                  ----------------------------
                                       Address:
----------------------                         ---------------------------------

                                 ASSIGNMENT FORM


FOR VALUE RECEIVED, the undersigned, ________________________________ hereby sells, assigns and transfers unto:

Name:
     ---------------------------------------------------------------
                 (Please type or print in block letters)

Address:
        ------------------------------------------------------------

        ------------------------------------------------------------
the right to purchase _______ shares of the $.01 par value Common Stock ("Shares") of Hat World Corporation (the "Company") pursuant to the terms and conditions of the Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and (ii) if there are rights to purchase Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Shares remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Shares purchasable, the new Warrants to be issued and delivered by the Company shall contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints _________________________________ as the undersigned's attorney-in-fact to transfer the Warrants and the rights thereunder on the books of the Company with full power of substitution for these purposes.

Dated:
      ---------------------------      -----------------------------------------
                                                      Signature
                                       (This signature must conform in all
                                       respects to the name of the Holder as
                                       specified on the face of the Warrant.)



                                       Printed Name:
                                                    ----------------------------

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                         OPTION CONVERSION EXERCISE FORM


TO:      Hat World Corporation

         Pursuant to Section 4.6 of the Warrant Agreement, the Holder hereby irrevocably elects to convert Warrants into __________ Shares of the Company. A conversion calculation is attached hereto as Exhibit B-1.

         The undersigned requests that certificates for such Shares be issued as follows:

         Name:
              ------------------------------------------------------------------

         Address:
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------


         Deliver to:
                    ------------------------------------------------------------

and that a new Certificate for the balance remaining of the Warrants, if any, be registered in the name of, and delivered to, the undersigned at the address stated above.


          Signature                                          Dated
                   -----------------------------------------      --------------

                        CALCULATION OF OPTION CONVERSION

Converted Securities              Net Value
                                  ---------
                                     FMV

FMV                                     $
                                         ---------------------

Net Value                               Aggregate FMV - Aggregate Exercise Price

                                        $
                                         ---------------------

                                        $
                                         ---------------------

Converted Shares

Fractional Converted Shares                 (1)



(1)___________ to pay for fractional Shares in cash @ $____________per Share.